                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               AHL SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           (AHL SERVICES, INC. LOGO)

                                 March 30, 2001

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of AHL Services, Inc. to be held on May 10, 2001 at the JW Marriott Hotel, 3300 Lenox Road, N.E., Atlanta, Georgia 30326. The meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign, and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in AHL Services, Inc.

                                           Sincerely,

                                           /s/ Edwin R. Mellett

                                           Edwin R. Mellett
                                           Chairman of the Board and
                                           Chief Executive Officer

                           (AHL SERVICES, INC. LOGO)

                               AHL SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 10, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AHL Services, Inc. will be held at the JW Marriott Hotel, 3300 Lenox Road, N.E., Atlanta, Georgia 30326, on May 10, 2001 at 9:00 a.m., local time, for the following purposes:

          (1) To elect two directors to serve until the 2004 Annual Meeting of Shareholders, to elect one director to serve until the 2003 Annual Meeting of Shareholders, and to elect one director to serve until the 2002 Annual Meeting of Shareholders;

          (2) To approve the Performance Bonus Program for Frank A. Argenbright, Jr.;

          (3) To ratify the appointment of Arthur Andersen LLP as independent public accountants; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of common stock of AHL Services, Inc. at the close of business on March 16, 2001 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on March 16, 2001 will be available at the Annual Meeting of Shareholders for examination by any shareholder, his or her agent, or his or her attorney.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Ronald J. Domanico

                                          Ronald J. Domanico
                                          Executive Vice President,
                                          Chief Financial Officer
                                          and Secretary
Atlanta, Georgia
March 30, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               AHL SERVICES, INC.
                           3353 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2001

     The 2001 Annual Meeting of Shareholders of AHL Services, Inc. will be held on May 10, 2001, at the JW Marriott Hotel, 3300 Lenox Road, N.E., Atlanta, Georgia 30326, beginning promptly at 9:00 a.m. local time. The enclosed form of proxy is solicited by our board of directors. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to holders of our common stock on or about March 30, 2001.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a Proxy Statement and proxy card because you own shares of common stock in AHL Services, Inc. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Edwin R. Mellett and Ronald J. Domanico as your representatives at the meeting. Mr. Mellett and Mr. Domanico will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

     If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Mellett and Mr. Domanico will vote your shares, under your proxy, in accordance with their best judgment.

WHAT AM I VOTING ON?

     You are being asked to vote on

     - the election of two directors to serve until the 2004 Annual Meeting of Shareholders, the election of one director to serve until the 2003 Annual Meeting of Shareholders, and the election of one director to serve until the 2002 Annual Meeting of Shareholders;

     - the approval of the Performance Bonus Program for Frank A. Argenbright, Jr.; and

     - the ratification of the appointment of Arthur Andersen LLP as our independent public accountants.

No cumulative voting rights are authorized and dissenters' rights are not applicable to these matters.

WHO IS ENTITLED TO VOTE?

     Shareholders as of the close of business on March 16, 2001 are entitled to vote. This is referred to as the record date. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the named nominees for director, FOR the approval of the Performance Bonus Program and FOR the ratification of the appointment of the independent public accountants.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Shares are counted as present at the meeting if the shareholder either is present and votes in person at the meeting or has properly submitted a proxy card.

     As of March 16, 2001, 15,321,792 shares of our common stock were issued and outstanding. A majority of our outstanding shares as of the record date, equal to 7,660,897 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - sending written notice to our Corporate Secretary at 3353 Peachtree Road, N.E., Suite 1120, Atlanta, Georgia 30326;

     - signing another proxy with a later date; or

     - voting again at the meeting.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain routine matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

HOW MAY I VOTE?

     Election of Directors. You may vote FOR or you may WITHHOLD AUTHORITY on voting for the nominees. A properly executed proxy marked WITHHOLD AUTHORITY will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR the director nominees.

     Approval of the Performance Bonus Program. With respect to the proposal to approve the Performance Bonus Program, you may:

     - vote FOR approval;

     - vote AGAINST approval; or

     - ABSTAIN from voting on the proposal.

A properly executed proxy marked ABSTAIN will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR the approval of the Performance Bonus Program.

     Ratification of the Independent Public Accountants. With respect to the proposal to ratify the appointment of Arthur Andersen LLP as our independent auditors for fiscal year 2001, you may:

     - vote FOR ratification;

     - vote AGAINST ratification; or

     - ABSTAIN from voting on the proposal.

A properly executed proxy marked ABSTAIN will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR the ratification of the appointment of the independent public accountants.

HOW MANY VOTES MUST THE NOMINEES FOR ELECTION OF DIRECTOR RECEIVE TO BE ELECTED?

     The nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality.

HOW MANY VOTES MUST THE APPROVAL OF THE PERFORMANCE BONUS PROGRAM RECEIVE TO
PASS?

     The approval of the Performance Bonus Program must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

HOW MANY VOTES MUST THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS RECEIVE TO PASS?

     The ratification of the appointment of the independent public accountants must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

IS MY VOTE CONFIDENTIAL?

     Yes. Only the inspector of elections, the Corporate Trust Group at First Union National Bank Shareholder Services, and certain employees will have access to your card. They will tabulate and certify the vote. All comments will remain confidential, unless you ask that your name be disclosed.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001. The report is filed with the Securities and Exchange Commission, and you can get a copy by contacting our Corporate Secretary at (404) 684-3000, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC's EDGAR system at www.sec.gov.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Under our Articles of Incorporation and Bylaws, the board of directors determines the number of directors. Our Bylaws divide the board of directors into three classes with the directors in each class serving a term of three years.

     In July 2000, the board elected John W. Ward to fill the vacancy created by the resignation of one of our former directors, to serve until this annual meeting. In addition, the board of directors, pursuant to their authority, increased the total number of directors that constitute the board of directors from 5 to 7 members. The board elected Thomas J. Marano and Ronald J. Domanico to fill the newly-created directorships, to serve until this annual meeting. The term of Edwin R. Mellett also expires at this annual meeting.

     Mr. Mellett and Mr. Ward have been nominated to stand for re-election as directors at the annual meeting to serve until the 2004 Annual Meeting of Shareholders. Mr. Marano has been nominated to stand for re-election as a director at the annual meeting to serve until the 2003 Annual Meeting of Shareholders. Mr. Domanico has been nominated to stand for re-election as a director at the annual meeting to serve until the 2002 Annual Meeting of Shareholders. In addition to Messrs. Mellett, Ward, Marano and Domanico, there are three other directors continuing to serve on the board, whose terms expire in 2002 and 2003.

     Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The board of directors has no reason to believe that the nominees for director will be unavailable for election as directors. However, if at the time of the annual meeting a nominee is unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the board of directors to elect a substitute nominee recommended by the board of directors. In no event, however, can a proxy be voted to elect more than two nominees for directors to serve until the 2004 Annual Meeting of Shareholders, one nominee for director to serve until the 2003 Annual Meeting of Shareholders, and one nominee for director to serve until the 2002 Annual Meeting of Shareholders.

     The following list sets forth the names of the nominees for re-election to the board and the incumbent directors. This list also contains, as to the nominees and incumbent directors, certain information that has been furnished by the respective individuals.

NOMINEES FOR ELECTION -- TERM EXPIRING 2004

     Edwin R. Mellett has been Chairman and Chief Executive Officer of AHL Services since December 29, 2000, and was Vice Chairman and Co-Chief Executive Officer from December 1994 to December 29, 2000. He served on AHL Services' Advisory Board during 1994. From 1993 to 1994, he was a consultant and private investor. From 1984 to 1992, Mr. Mellett was Senior Vice President of The Coca-Cola Company, serving also as President of Coca-Cola Northern Europe from 1990 to 1992 and President of Coca-Cola USA from 1986 to 1988. From 1972 to 1984, Mr. Mellett was President of the Food Services Division of PepsiCo. Mr. Mellett is 62 years old.

     John W. Ward has been a director of AHL Services since July 2000. Mr. Ward has served as Chairman of Transition International, Inc., a management consulting firm which he owns, since its formation in 1993. He is a member of the board of directors of Ameritrade Holding Corporation. Mr. Ward is 58 years old.

NOMINEE FOR ELECTION -- TERM EXPIRING 2003

     Thomas J. Marano has been a director of AHL Services since July 2000. He has been President and Chief Operating Officer of the marketing services business of AHL since May 1999. From July 1995 to April 1999, he was President and Chief Operating Officer -- United States Operations of AHL. From 1990 to June 1995, Mr. Marano was Vice President and a Global Customer Director for The Coca-Cola Company, and from 1986 to 1990, he was Vice President of U.S. Sales, Fountain Division, of The Coca-Cola Company. Mr. Marano is 50 years old.

NOMINEE FOR ELECTION -- TERM EXPIRING 2002

     Ronald J. Domanico has been a director of AHL Services since July 2000. He has been Executive Vice President and Chief Financial Officer of AHL Services since May 2000. From February 2000 to May 2000, he was an independent management consultant. Mr. Domanico served as Senior Vice President and Chief Financial Officer of Nabisco International from July 1997 to February 2000. From June 1981 to June 1997, he held various positions with Kraft, Inc., most recently as Chief Financial Officer of Kraft Scandanavia from September 1990 to June 1997. Mr. Domanico is 42 years old.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EDWIN R. MELLETT AND JOHN W. WARD TO HOLD OFFICE UNTIL THE 2004 ANNUAL MEETING OF SHAREHOLDERS, FOR THOMAS J. MARANO TO HOLD OFFICE UNTIL THE 2003 ANNUAL MEETING OF SHAREHOLDERS, AND FOR RONALD J. DOMANICO TO HOLD OFFICE UNTIL THE 2002 ANNUAL MEETING OF SHAREHOLDERS.

INCUMBENT DIRECTOR -- TERM EXPIRING 2003

     Frank A. Argenbright, Jr. founded AHL Services in 1979. In connection with the sale of AHL's U.S. and European aviation and facility services businesses to Securicor plc on December 29, 2000, Mr. Argenbright assumed the position of Chief Executive Officer of the U.S. Security Operations of Securicor in order to facilitate a smooth transition and ensure proper customer service. Mr. Argenbright therefore resigned as AHL's Chairman and Co-Chief Executive Officer and assumed the position of AHL's Vice Chairman on December 29, 2000. He served as AHL Services' Chairman from 1979 until December 29, 2000. Mr. Argenbright was Co-Chief Executive Officer from 1994 until December 29, 2000, and was Chief Executive Officer from 1979 to 1994. Mr. Argenbright is 53 years old.

INCUMBENT DIRECTORS -- TERM EXPIRING 2002

     Edwin C. "Skip" Gage has been a director of AHL Services since July 1998. He served as President of AHL Services' Marketing Support Services division in a consultant capacity from July 1998 to November 1999. He has been Chairman and Chief Executive Officer of Gage Marketing Group, LLC since 1992. Prior thereto, Mr. Gage served in various capacities at Carlson Companies, Inc. from 1977 to 1992, most recently as President and Chief Executive Officer. Mr. Gage is a member of the board of directors of SuperValu Inc. Mr. Gage is 60 years old.

     Robert F. McCullough has been a director of AHL Services since March 1997. Mr. McCullough has been Chief Financial Officer and a member of the board of directors of AMVESCAP PLC since April 1996. He was a partner of Arthur Andersen LLP from 1987 to March 1996. Mr. McCullough is 58 years old.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2000, the board of directors held ten meetings. All of the directors attended at least 90% of the board meetings and committee meetings (of committees on which they were a member) in 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The board of directors has established an Audit Committee that consists of Messrs. Gage, McCullough and Ward. Prior to his resignation from the board in May 2000, Hamish Leslie Melville also served on the Audit Committee. Mr. McCullough is chairman of the Audit Committee. During 2000, the Audit Committee held four meetings. The Audit Committee is responsible for:

     - recommending to the board the firm to be employed as our independent public accountants;

     - meeting with our independent public accountants at least annually to review with the independent auditor our financial statements and internal accounting controls and review the plans and results of the audit engagement;

     - approving the professional services provided by the independent auditor;

     - reviewing the independence of the independent auditor;

     - considering the range of audit and non-audit fees; and

     - reviewing the adequacy of our internal accounting controls.

     Compensation Committee. The board of directors has established a Compensation Committee that currently consists of Messrs. McCullough and Ward. Mr. McCullough is chairman of the Compensation Committee. Prior to his resignation from the board in May 2000, Mr. Melville served on the Compensation Committee. In addition, Mr. Gage served on the Compensation Committee from May 2000 until March 2001.

     During 2000, the Compensation Committee held two meetings. The Compensation Committee is responsible for:

     - reviewing, approving, recommending and reporting to the Chief Executive Officer and the board of directors matters regarding the compensation of our Chief Executive Officer and other key executives and compensation levels or plans affecting the compensation of our other employees; and

     - administering our 1997 Stock Incentive Plan.

     We do not have a nominating committee.

COMPENSATION OF DIRECTORS

     We pay our outside directors $10,000 annually plus $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition, directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings. On July 11, 2000, we granted to Messrs. McCullough and Gage options to purchase 5,000 shares of common stock at an exercise price of $6.875 per share. On October 25, 2000, we granted to Mr. Ward options to purchase 5,000 shares of common stock at an exercise price of $9.0625 per share.

                     APPROVAL OF PERFORMANCE BONUS PROGRAM
                                (PROPOSAL NO. 2)

     At the annual meeting, you will be asked to approve the Performance Bonus Program established for Frank A. Argenbright, Jr., including the material terms of the performance goals under the Performance Bonus Program set by the Compensation Committee of the board of directors. The board of directors and the Compensation Committee have approved and recommend that the shareholders approve the Performance Bonus Program.

     Reasons for Seeking Shareholder Approval. Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1 million paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

     - the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors;

     - the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote; and

     - the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

     The purpose of seeking shareholder approval of the Performance Bonus Program is to meet the requirements of Section 162(m).

     Background. On December 29, 2000, AHL completed the sale of its U.S. and European aviation and facility services businesses to Securicor plc (the "Transaction") in accordance with the terms of the Acquisition Agreement dated December 14, 2000. The purchase price for the businesses was $185 million in cash and is subject to adjustment within a range of $175 million to $210 million based on 2001 actual performance of the U.S. aviation and facility services businesses. As part of the Transaction, Mr. Argenbright assumed the position of Chief Executive Officer of the U.S. Security Operations of Securicor.

     As part of the negotiations leading up to the consummation of the Transaction, both the Compensation Committee and the board of directors approved the Performance Bonus Program, which contemplates the payment of a performance bonus to Mr. Argenbright based upon the final purchase price.

SUMMARY OF THE PERFORMANCE BONUS PROGRAM

     Purpose. The board of directors and the Compensation Committee believe that the Performance Bonus Program will provide an incentive for Mr. Argenbright to act in his capacity as Chief Executive Officer of the U.S. Security Operations of Securicor in such a manner as to maximize the actual 2001 performance of the U.S. aviation and facilities services businesses and, as a result, to maximize the final purchase price to be received by AHL Services.

     Performance Goals. AHL has agreed to pay a performance bonus to Mr. Argenbright based upon certain performance goals relating to the final purchase price for the Transaction. The performance goals and amount payable if the goals are achieved are as follows:

     - if the final purchase price is less than $180 million, then the performance bonus payment shall be zero;

     - if the final purchase price is at least $180 million but less than $200 million, the performance bonus payment shall be an amount equal to the sum of (1) $1 million plus (2) an amount equal to ten percent (10%) of the amount by which the final purchase price exceeds $180 million; or

     - if the final purchase price is $200 million or greater, the performance bonus payment shall be equal to $3 million.

     Administration. The Performance Bonus Program will be administered by the Compensation Committee of the board of directors.

     Federal Income Tax Consequences. Mr. Argenbright will recognize ordinary income at the time of the performance bonus payment made under the Performance Bonus Program equal to the value of the performance bonus payment. Assuming the shareholders approve the material terms of the Performance Bonus Program as described in this Proxy Statement, AHL Services believes that any such performance bonus payments awarded to Mr. Argenbright will qualify as performance-based compensation that will be deductible from AHL Services' taxable income for federal income tax purposes

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PERFORMANCE BONUS PROGRAM.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 3)

     Arthur Andersen LLP has audited the accounts of AHL Services, Inc. and its subsidiaries for fiscal year 2000 and has been appointed by the board of directors to continue in that capacity for our year ending December 31, 2001, subject to ratification by the shareholders at the annual meeting. Should this firm be unable to perform the requested services for any reason or not be ratified by the shareholders, the board of directors will appoint other independent public accountants to serve for the remainder of the year. A representative of Arthur Andersen LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                         REPORT OF THE AUDIT COMMITTEE

     Our Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2000 audit, the Audit Committee has:

     - reviewed and discussed with management our audited financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2000,

     - reviewed and discussed with management our financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2000,

     - discussed with Arthur Andersen LLP, our independent auditors, the matters required by Statement of Accounting Standards No. 61, and

     - received from and discussed with Arthur Andersen LLP the written disclosures and letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The Audit Committee has adopted a charter, a copy of which is attached to this Proxy Statement as Annex A. The members of the Audit Committee have been determined to be independent in accordance with the requirements of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards with the exception of Mr. Gage.

     Mr. Gage was appointed to the Audit Committee pursuant to the exception contained in the rule that allows one "non-independent" director to serve on the Audit Committee under exceptional and limited circumstances. Mr. Gage is not considered independent because he served as a consultant to AHL Services' marketing support services division within the past three years. Mr. Gage has extensive experience and key relationships in the marketing services industry, currently serving as Chairman and Chief Executive Officer of Gage Marketing Group, LLC, a position he has held since 1992. Prior thereto, Mr. Gage served in various capacities at Carlson Companies, Inc. from 1977 to 1992, most recently as President and Chief Executive Officer. Because of his industry experience and detailed knowledge of AHL Services' marketing services businesses, the board has determined that it is in the best interest of AHL and its shareholders to have Mr. Gage serve on the Audit Committee.

                                          AUDIT COMMITTEE

                                          Robert F. McCullough, Chairman
                                          Edwin C. "Skip" Gage
                                          John W. Ward
March 26, 2001

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT FEES

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in Quarterly Reports on Form 10-Q for the same fiscal year were $624,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $130,000.

ALL OTHER FEES

     The aggregate fees billed by Arthur Andersen LLP for services rendered to AHL Services, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $1,170,000. These fees were primarily for the preparation of AHL's tax returns and services provided in connection with the sale of the U.S. and European aviation and facility services businesses.

     The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining the independent auditor's independence.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of shares of common stock as of March 1, 2001 for:

     - directors of AHL Services;

     - the two persons that served as Chief Executive Officers during fiscal 2000, the three most highly compensated executive officers serving at the end of fiscal 2000, and one additional executive officer who was not serving as an executive officer at the end of fiscal 2000 (collectively the "Named Executive Officers");

     - our directors and executive officers as a group; and

     - each person who is a shareholder holding more than a 5% interest in our common stock.

     Unless otherwise indicated, the business address of each person listed is: c/o AHL Services, Inc., Atlanta Financial Center, 3353 Peachtree Road, N.E., Atlanta, Georgia 30326.

                                                            NUMBER          OPTIONS
                                                          OF SHARES       EXERCISABLE   PERCENT OF
                                                         BENEFICIALLY       WITHIN      OUTSTANDING
NAME                                                       OWNED(1)       60 DAYS(2)     SHARES(3)
---------------------------------------------------------------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS:
Edwin R. Mellett(4)....................................          --          636,250        4.2
Frank A. Argenbright, Jr.(5)...........................   7,900,000(6)       162,500       52.6
Thomas J. Marano.......................................          --          339,299        2.2
Ernest Patterson.......................................          --          155,000        1.0
Ronald J. Domanico.....................................          --               --          *
Ronald F. Clarke(7)....................................          --               --          *
Edwin C. "Skip" Gage...................................     266,742(8)         1,250        1.7
Robert F. McCullough...................................      10,000(9)        12,500          *
John W. Ward...........................................          --               --          *
All executive officers and directors as a group (9
  persons).............................................   8,176,742        1,306,799       61.9
OTHER FIVE PERCENT SHAREHOLDERS:
Tapir Investments (Bahamas) Ltd.(10)...................   1,682,000               --       11.0
Goldman Sachs Asset Management Management(11)..........   1,433,100               --        9.4
Dimensional Fund Advisors Inc.(12).....................   1,113,100               --        7.3

---------------

  *  Less than 1.0%.
 (1) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by executive officers, directors and principal shareholders, and Schedules 13D and 13G filed with the SEC.
 (2) Represents shares that can be acquired through stock option exercises on or prior to May 1, 2001.
 (3) Based on an aggregate of 15,321,792 shares of common stock issued and outstanding as of March 1, 2001. Assumes that all options beneficially owned by the person are exercised. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised.
 (4) Mr. Mellett was named Chairman and Chief Executive Officer effective December 29, 2000. Prior to such date, he was Vice Chairman and Co-Chief Executive Officer.

 (5) Mr. Argenbright was named Vice Chairman effective December 29, 2000. Prior to such date, he was Chairman and Co-Chief Executive Officer.
 (6) Includes (a) 668,660 shares beneficially owned by Argenbright Partners, L.P., of which a limited liability company managed by Mr. Argenbright and his spouse is the general partner, (b) 193,000 shares owned by a charitable trust, of which Mr. Argenbright is sole trustee and (c) 532,500 shares owned by Mr. Argenbright's spouse.
 (7) Mr. Clarke was President and Chief Operating Officer, United States Outsourced Services, until his resignation in September 2000.
 (8) Includes 216,742 shares held by Gage Marketing Group, LLC, of which Mr. Gage is the Chairman and Chief Executive Officer. As such, Mr. Gage is deemed to have sole voting and investment power over the shares. Also includes 25,000 shares held by Mr. Gage's spouse.
 (9) The shares are owned by Mr. McCullough's spouse.
(10) The address of Tapir Investments (Bahamas) Ltd. is Sandringham House, 83 Shirley Street, P.O. Box N-3247, Nassau, New Providence, The Bahamas. This information is based on information set forth in a Schedule 13D dated March 31, 2000 that has been filed with the SEC.
(11) The address of Goldman Sachs Asset Management is 32 Old Slip, New York, NY 10005. This information is based on information set forth in a Schedule 13G dated December 31, 2000 that has been filed with the SEC.
(12) The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90941. This information is based on information set forth in a Schedule 13G dated December 31, 2000 that has been filed with the SEC.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the last three fiscal years, compensation information for our Named Executive Officers.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                  ANNUAL COMPENSATION           AWARDS
------------------------------------------------------------------------------------------------------------
                                                                              SECURITIES
                 NAME AND                                                     UNDERLYING       ALL OTHER
            PRINCIPAL POSITION               YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION ($)
------------------------------------------------------------------------------------------------------------
Edwin R. Mellett(1)........................  2000    430,000       100,000       60,000               --
  Chairman and Chief                         1999    430,000       100,000      175,000               --
  Executive Officer                          1998    350,000       175,000      300,000               --
Frank A. Argenbright, Jr.(2)...............  2000    350,000     2,000,000           --
  Vice Chairman                              1999         --(3)    100,000      100,000               --
                                             1998    250,000            --       50,000               --
Thomas J. Marano...........................  2000    378,700       100,000       45,000               --
  President and Chief                        1999    350,000       125,000       70,000               --
  Operating Officer                          1998    300,000       140,000       25,000               --
  Marketing Services
Ernest Patterson...........................  2000    350,000       175,000       40,000               --
  Chief Executive --                         1999    350,000            --       70,000               --
  European Operations                        1998    300,000        75,000       50,000               --
Ronald J. Domanico(4)......................  2000    221,300       125,000      250,000           44,700(5)
  Executive Vice President                   1999         --            --           --               --
  and Chief Financial                        1998         --            --           --               --
  Officer
Ronald F. Clarke(6)........................  2000    269,200            --           --               --
  President and Chief                        1999    216,667       100,000      350,000               --
  Operating Officer,                         1998         --            --           --               --
  United States Outsourced
  Services

---------------

(1) Mr. Mellett was named Chairman and Chief Executive Officer effective December 29, 2000. Prior to such date he was Vice Chairman and Co-Chief Executive Officer.
(2) Mr. Argenbright was named Vice Chairman effective December 29, 2000. Prior to such date he was Chairman and Co-Chief Executive Officer.
(3) Mr. Argenbright believed that it was in the best interest of our shareholders for him not to draw a salary in 1999.
(4) Mr. Domanico joined AHL in May 2000.
(5) Represents relocation expenses incurred by Mr. Domanico and reimbursed by AHL in 2000.
(6) Mr. Clarke joined AHL in May 1999 and resigned from AHL in September 2000.

OPTION GRANTS TABLE

     The following table sets forth information regarding option grants during fiscal 2000 to each of the Named Executive Officers.

                                              INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                           NUMBER OF     % OF TOTAL                                      VALUE OF ASSUMED
                           SECURITIES     OPTIONS                                      ANNUAL RATE OF STOCK
                           UNDERLYING    GRANTED TO    EXERCISE                         PRICE APPRECIATION
                            OPTIONS     EMPLOYEES IN   PRICE PER     EXPIRATION          FOR OPTION TERM
NAME                       GRANTED(1)   FISCAL 2000    SHARE($)         DATE         5% ($)(2)     10% ($)(2)
-------------------------------------------------------------------------------------------------------------
Edwin R. Mellett.........    35,000          4.5%       8.8125        05/09/10          193,975       491,570
                             25,000          3.3        6.8750        07/11/10          108,091       273,924
Frank A. Argenbright,
  Jr. ...................        --           --            --              --               --            --
Thomas J. Marano.........    30,000          3.9        8.8125        05/09/10          166,264       421,346
                             15,000          1.9        6.8750        07/11/10           64,855       164,355
Ernest Patterson.........    20,000          2.6        8.8125        05/09/10          110,843       280,897
                             20,000          2.6        6.8750        07/11/10          110,843       280,897
Ronald J. Domanico.......   250,000         32.5        6.8750        07/11/10        1,080,913     2,739,245
Ronald F. Clarke(3)......        --           --            --              --               --            --

---------------

(1) Options granted in fiscal 2000 were made under the 1997 Stock Incentive Plan. These options:
    - were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of the grant;
    - expire ten years from the date of the grant, unless otherwise earlier terminated in certain events related to termination of employment; and
    - vest in 25% increments on the anniversary date of the grant, subject to the terms and conditions of the Plan.
(2) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent our estimate or projection of the future common stock price. If our common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.
(3) Mr. Clarke resigned from AHL in September 2000 and was not granted any options in 2000.

FISCAL YEAR-END OPTION VALUE

     None of the Named Executive Officers exercised any options during fiscal year 2000. The following table sets forth certain information with respect to the status of their options at December 31, 2000.

                                                        NO. OF SECURITIES                 VALUE OF
                                                           UNDERLYING                    UNEXERCISED
                                                           UNEXERCISED                  IN-THE-MONEY
                                                        OPTIONS AT FISCAL                  OPTIONS
                                                           YEAR-END(#)                AT YEAR-END($)(1)
NAME                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
Edwin R. Mellett.................................    636,250        378,750       $596,825       $123,438
Frank A. Argenbright, Jr.........................    162,500        137,500             --             --
Thomas J. Marano.................................    339,299        123,750         16,909         85,313
Ernest Patterson.................................    155,000        155,000                        88,750
Ronald J. Domanico...............................         --        250,000             --        796,875
Ronald F. Clarke (2).............................         --             --             --             --

---------------

(1) This number is calculated by subtracting the option exercise price from the closing price of the common stock on December 31, 2000 ($10.0625) to get the "average value per option", and multiplying the average value per option by the number of exercisable and unexercisable options. The amounts in this column may not represent amounts actually realized by the Named Executive Officers.
(2) All of the unexercised options granted to Mr. Clarke expired prior to December 31, 2000.

NONCOMPETITION AND EMPLOYMENT CONTRACTS

     We have entered into employment agreements with Messrs. Mellett, Argenbright, Marano, Patterson and Domanico.

     The agreement with Mr. Mellett expires on December 31, 2003. The agreement may be terminated by us upon the employee's death or inability to perform his duties on account of a disability for a period of three months during any twelve-month period, for cause, or upon 90 days' written notice. The agreement may be terminated by the employee upon 90 days' written notice. If the agreement is terminated by us prior to its expiration date, except for cause or upon the employee's death or disability, we must continue to pay the employee's base salary through the expiration date of December 31, 2003. The agreement provides for an annual base salary of $475,000 and for an annual bonus of up to 50% of base salary, based upon our financial performance and achievement of personal objectives established for the employee by the board of directors. If the board of directors employs a new Chief Executive Officer, but retains Mr. Mellett as Vice Chairman, Mr. Mellett's salary shall be reduced by 50%. Upon a change of control, the agreement provides for a lump-sum payment to Mr. Mellett of two times his then current salary. As a condition to employment, Mr. Mellett has agreed to two year noncompetition and nonsolicitation provisions.

     The agreement with Mr. Argenbright expires on December 31, 2003. This agreement may be terminated by us upon the employee's death or inability to perform his duties on account of a disability for a period of three months during any twelve-month period, for cause, or upon 90 days' written notice. The agreement may be terminated by the employee upon 90 days' written notice. If the agreement is terminated by us prior to its expiration date, except for cause or upon the employee's death or disability, we must continue to pay the employee's base salary and car allowance through the expiration date of December
31, 2003. The agreement provides for an annual base salary of $350,000 and for an annual bonus of up to 50% of base salary, based upon our financial performance and achievement of personal objectives established for the employee by the board of directors. Mr. Argenbright has agreed to be seconded to Securicor Security Systems Limited ("Securicor") as an executive in its aviation services group for a period not to exceed eighteen months from the commencement of such secondment. During the term of the secondment, Mr. Argenbright's salary is reduced by any salary paid by Securicor and Mr. Argenbright is not entitled to receive a bonus. Upon a change of control, the agreement provides for a lump-sum payment to

Mr. Argenbright of two times his then current salary. As a condition to employment, Mr. Argenbright has agreed to two year noncompetition and nonsolicitation provisions.

     The agreement with Mr. Marano expires on December 31, 2002. The agreement may be terminated by us with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of three months during any consecutive twelve-month period or by the employee. If the agreement is terminated by us prior to its expiration date, except for cause or upon the employee's death or disability, we must continue to pay the employee's base salary and bonus for one year from the date of termination. The agreement provides for an annual base salary of $385,000 and for an annual bonus dependent upon our financial performance and achievement of personal objectives established for the employee by the board of directors.

     The agreement with Mr. Patterson is indefinite in length but provides that in the event the employee is terminated by us without cause, the employee will be entitled to receive twelve months salary. The agreement provides for an annual base salary of $350,000, and for an annual bonus of up to 50% of base salary, based upon our financial performance and achievement of personal objectives established for the employee by the board of directors. Mr. Patterson's agreement granted him options to purchase 150,000 shares of common stock in 1997, exercisable 25% per year over four years, at an exercise price of $15.00 per share. As a condition to employment, Mr. Patterson also agreed to one year noncompetition and nonsolicitation provisions.

     The agreement with Mr. Domanico is indefinite in length but provides that in the event the employee is terminated by us without cause, the employee will be entitled to twelve months salary. The agreement provides for an annual base salary of $350,000 and for an annual bonus of up to 50% of base salary, based upon our financial performance and achievement of personal objectives established for the employee by the board of directors. Mr. Domanico's agreement granted him options to purchase 250,000 shares of common stock in 2000, exercisable 25% per year over four years, at an exercise price of $6.875 per share. As a condition to employment, Mr. Domanico has agreed to one year noncompetition and nonsolicitation provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. McCullough and Ward. Neither Mr. McCullough nor Mr. Ward has engaged in related party transactions with AHL Services. Mr. Gage, who served on the Compensation Committee during 2000, controls Gage Marketing Group, LLC, and AHL Services performed services for it in fiscal 2000, as described below in "Certain Transactions." Mr. Melville also served on the Compensation Committee in 2000, and did not engage in any related party transactions with AHL Services.

                              CERTAIN TRANSACTIONS

     We have adopted a policy prohibiting loans, other than travel advances in the ordinary course of business, to our executive officers, directors and principal shareholders unless such loans first are approved by the Compensation Committee. Prior to approving any such loan, the Compensation Committee must determine that such loans are in our best interest. Any loans made will bear interest at a rate and be on such terms as determined by the Compensation Committee to be fair to AHL Services.

     Mr. Domanico joined AHL Services in May 2000 as our Executive Vice President and Chief Financial Officer and relocated to Atlanta. In order to facilitate Mr. Domanico's purchase of a home in Atlanta, in March 2001, the Compensation Committee approved a variable interest $1,000,000 bridge loan for Mr. Domanico fully secured by the equity in his former residence in New Jersey. The bridge loan is due in full at the time of the sale of Mr. Domanico's former residence.

     We perform services for Gage Marketing Group, LLC ("GMG"). GMG is controlled by Mr. Gage, a member of our board of directors. We performed services for GMG's Sweepstakes Division in 2000, for which we recognized total revenues of $1.4 million. At December 31, 2000, approximately $146,000 was due to AHL Services from GMG's Sweepstakes Division. In addition, we provided the services of certain of our employees to GMG in connection with GMG's international operation, for which we were paid approximately $145,000 in 2000.

     Any future transactions between AHL Services and its officers, directors or principal shareholders will be approved by a majority of the disinterested members of the board of directors.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is set forth below.

     Each executive officer's compensation is determined annually by the Compensation Committee. Senior management makes recommendations to the Compensation Committee regarding each executive officer's compensation (except the Chief Executive Officers' compensation), including recommendations for base salary for the succeeding year and discretionary cash bonuses and stock incentive awards.

     Our compensation philosophy is based on a pay-for-performance approach. The compensation program seeks to reward individual action that contributes to operating unit performance. Our goal is to be competitive with the marketplace on a total compensation basis, including base salary and annual and long-term incentives:

     - Base Salary. Each executive officer's base salary is based upon the competitive market for the executive officer's services, including the executive's specific responsibilities, experience and overall performance. In keeping with our pay-for-performance approach, it is our objective to set the base salary at the market base salary level of our peers in the industry. Base salaries are adjusted annually. Changes in responsibilities are also taken into account in the review process.

     - Annual Incentive Compensation. We award discretionary year-end bonuses. These bonuses reflect the contribution of the individual as well as the performance of the operating unit and AHL Services as a whole. Ranges of potential bonuses and performance measures are established annually for each position.

       The performance measures applicable to a particular position vary according to the functions of the position. Performance measures considered by the Compensation Committee include obtaining certain profitability goals as well as each individual meeting personal objectives relative to operational enhancements.

     - Long-Term Incentive Compensation. We use long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management's interests with that of the shareholders. The Compensation Committee believes that stock-based awards are most appropriate for long-term incentive compensation. In 1997, we adopted the 1997 Stock Incentive Plan. Under this Plan, stock options may be granted by the Compensation Committee. In May and July 2000, the Compensation Committee granted stock options to our executive officers.

     Edwin R. Mellett served as our Vice Chairman and Co-Chief Executive Officer from December 1994 through December 29, 2000, and became our Chairman and Chief Executive Officer on December 29, 2000. Mr. Mellett beneficially owns approximately 4.2% of our common stock. The Compensation Committee believes that Mr. Mellett is responsible for much of our success. Mr. Mellett has hired and developed an outstanding management group and has furnished leadership in all areas of the business. In fiscal 2000, Mr. Mellett received a base salary of $430,000, a bonus of $100,000 and options to purchase 60,000 shares of our common stock. In determining Mr. Mellett's bonus levels for 2000, the Compensation Committee considered his significant role in AHL Services' 2000 accomplishments, including the performance measures referred to above.

     Frank A. Argenbright, Jr. served as our Chairman and Chief Executive Officer since AHL Services was founded in 1979 and as our Co-Chief Executive Officer from December 1994 through December 29, 2000. In connection with the sale of our U.S. and European aviation and facility services businesses to Securicor plc in December 2000, Mr. Argenbright relinquished his Chairman and Co-Chief Executive Officer position and became our Vice Chairman. Mr. Argenbright beneficially owns approximately 52.6% of our outstanding common stock. In fiscal 2000, Mr. Argenbright received a base salary of $350,000. In consideration of the significant role of Mr. Argenbright in AHL Services' sale of the U.S. and European aviation and facility services businesses, including his agreement to serve as the Chief Executive Officer of the U.S. operations of that business for Securicor plc subsequent to the transaction in order to facilitate a smooth transition and ensure superior customer service, the board of directors approved a special bonus of $2,000,000 in fiscal 2000. In addition, the board of directors and the Compensation Committee approved the Performance Bonus Program, pursuant to which Mr. Argenbright may receive additional compensation based on the actual 2001 performance of the U.S. aviation and facility services businesses and, as a result, the final purchase price for these businesses.

                                          COMPENSATION COMMITTEE

                                          Robert F. McCullough, Chairman
                                          John W. Ward

March 26, 2001

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the performance of our common stock to The Nasdaq Stock Market and the index of Nasdaq Non-Financial Stocks. The stock price performance graph assumes an investment of $100 in our common stock on March 27, 1997 and an investment of $100 in the two indexes on March 31, 1997 and further assumes the reinvestment of all dividends. The difference in the initial start date is due to the fact that our common stock did not start trading publicly until March 27, 1997. We believe that the net effect of this difference in start dates will not have a material effect on the performance graph. Stock price performance for the period from March 31, 1997 through December 31, 2000 is not necessarily indicative of future results.

                               PERFORMANCE GRAPH

                                                                                                          NASDAQ NON-FINANCIAL
                                                           AHL               THE NASDAQ STOCK MARKET             STOCKS
                                                           ---               -----------------------      --------------------
3/97                                                    $  100.00                   $  100.00                   $  100.00
6/97                                                    $  155.00                   $  118.30                   $  118.50
12/97                                                   $  246.25                   $  129.70                   $  125.80
6/98                                                    $  393.75                   $  155.82                   $  154.99
12/98                                                   $  312.50                   $  182.55                   $  184.37
6/99                                                    $  249.38                   $  219.87                   $  228.03
12/99                                                   $  208.75                   $  333.09                   $  354.59
6/00                                                    $   61.25                   $  331.42                   $  353.50
12/00                                                   $  100.63                   $  200.58                   $  210.52

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. Based solely upon a review of the copies of such reports furnished to us and certain representations of such persons, we believe that all filings were timely.

ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report of AHL Services for the year ended December 31, 2000, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY HOLDER OF OUR COMMON STOCK OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 16, 2001, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. We will provide copies of the exhibits, should they be requested by eligible shareholders, and we may impose a reasonable fee for providing such exhibits. Request for copies of our Annual Report on Form 10-K should be mailed to:

                               AHL Services, Inc.
                            3353 Peachtree Road, NE
                             Atlanta, Georgia 30326
                         Attention: Corporate Secretary

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at our 2002 Annual Meeting of Shareholders and eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the board of directors in connection with such meeting must be submitted to us in writing on or before November 30, 2001. Any shareholder proposals intended to be presented from the floor at our 2002 Annual Meeting of Shareholders must be submitted to us in writing on or before February 13, 2002 or the persons appointed as proxies may exercise their discretionary voting authority with respect to the shareholder proposal.

OTHER MATTERS

     The board of directors knows of no other matters to be brought before the annual meeting.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by AHL Services. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock.

                                          By Order of the Board of Directors,

                                          /s/ Ronald J. Domanico

                                          Ronald J. Domanico
                                          Secretary

Atlanta, Georgia
March 30, 2001

                                                                         ANNEX A

                               AHL SERVICES, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE AND OBJECTIVES

     The primary responsibility for the AHL Services, Inc. (the "Company") financial reporting and internal control structure is vested in the Company's financial management team and is overseen by the Board of Directors (the "Board"). The Audit Committee is a standing committee of the Board that will provide assistance to the directors in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of its financial reports. In so doing, the committee will: 1) maintain free and open means of communications between the Board, the independent auditors and AHL's financial management team, 2) monitor the adequacy and effectiveness of the independent auditors, and 3) serve as an independent and objective party to understand, assess and monitor the Company's internal control systems, control environment and financial reporting process.

     The independent auditors are accountable to the Board and the committee. The Board and the committee shall have ultimate authority to select, evaluate and, where appropriate, replace the independent auditors, as representatives of the shareholders. The committee is also responsible for taking, or recommending that the Board take, appropriate actions to oversee the independence of the independent auditors.

MEMBERSHIP AND MEETINGS

     The committee shall consist of at least three independent directors, each of whom are a person other than an officer or employee of the Company or its subsidiaries or other relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All members of the committee shall be able to read and understand fundamental financial statements and have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have a financial or accounting experience or background which results in such member's financial sophistication.

     The committee shall meet not less than four times annually, which meetings shall be held shortly before the filing of the Company's interim or annual financial statements with the Securities and Exchange Commission. In addition, the committee shall hold such special meetings as may be called by the chairman of the committee or at the request of the Company's independent accountants. The members of the committee shall be elected by the board of directors annually or until their successors shall be duly elected and qualified. A chairman shall be elected by the Board to serve until a successor is so elected.

AUTHORITY

     The committee shall have the authority to retain independent counsel, accountants or others to assist it in the conduct of its responsibilities. The committee shall have the authority to conduct or authorize investigations into any matters within the committee's scope of responsibilities.

     The committee shall have full unrestricted access to Company personnel and records and will be provided the necessary resources to accomplish its purpose and objectives.

REPORTING

     At the next scheduled Board meeting following each committee meeting, the committee will report to the full Board concerning the activities and findings of the committee. Minutes shall be written for each committee meeting and shall be sent to all members of the Board.

     The committee shall review and reassess the adequacy of this Charter annually, and report and make recommendations to the Board regarding revisions to this Charter. In addition, the committee shall prepare a letter for inclusion in the Company's annual proxy statement that describes the committee's composition and responsibilities, and how they were discharged during the prior fiscal year.

RESPONSIBILITIES

     The following are the primary responsibilities of the committee:

 1. Review and recommend to the Board on an annual basis the selection of independent auditors for the annual audit, giving consideration to their independence, competence, and effectiveness, and approve the fees and other compensation to be paid to the independent auditors.

 2. Meet with the independent auditors and the Company's financial management team to review, in advance, the planned scope of the examination of the Company's financial statements by the independent auditors and the audit procedures to be utilized and, following the audit, verify that the planned scope was completed.

 3. Review with management and the independent auditors the areas of exposure and significant risks and the steps management has taken to monitor and minimize those risks.

 4. On an annual basis, review and discuss with the independent auditors all significant relationships the independent auditors have with the Company to determine the independence of such auditors, and receive a formal written statement from the independent auditors determining all relationships with the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

 5. Review each opinion or report of the independent auditors and review any comments or recommendations of the independent auditors with respect to the audited or interim financial statements.

 6. Discuss with the independent auditors, at least annually, the matters required by SAS 61.

 7. Review the range and cost of non-audit services performed by the independent auditors, including management's evaluation of factors relating to the independence of the independent auditors considering the nature and extent of such non-audit services.

 8. Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

 9. Review with the independent auditors their recommendations resulting from the audit to be sure that appropriate actions are taken by management.

10. Meet privately at least annually with the independent auditors to review the Company's internal controls, accounting policies and procedures, and the cooperation and competence of management during the audit.

11. Review with the independent auditors and management the ability of the Company's systems of internal control to provide reasonable assurance that assets are safeguarded, prescribed policies and procedures are followed and transactions are properly recorded and reported, and elicit recommendations for improving such internal control procedures.

12. Review the financial reporting process resulting in the annual financial statements and notes with management and the independent accountants and obtain explanations for all significant variances from the prior year. Also review the Management's Discussion and Analysis (MD&A) section of the annual report for consistency with the financial statements and any Company and/or industry trends. Recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

13. Review with financial management and the independent auditors the interim financial results prior to their public release or prior to the filing of the Quarterly Report on Form 10-Q.

14. Review with management and the independent accountants any material changes to the Company's accounting policies, principles or practices as suggested by the independent auditor or management.

15. Review with management and the independent auditors any matter of disagreement between management and the independent auditors and any significant financial reporting operational issues encountered during the period.

16. Review management's assessment of tax issues, the status of tax filings, tax audits and open tax years.

17. Review with management and external counsel 1) any current or pending litigation or contingent liabilities or 2) any regulatory issues, either of which may have a material financial impact on the Company or relate to matters entrusted to the committee.

18. Review with management the adequacy of the Company's information systems and discuss what steps management has taken to assess and maintain the adequacy of such systems.

19. Inquire of management concerning the Company's policies and procedures for regular review of officers' expenses and perquisites, including any use of Company assets.

20. Review the Company's Code of Conduct and discuss with the appropriate corporate personnel what steps have been taken to monitor compliance with such Code.

21. Direct any special investigations concerning matters relating to the Company's financial statements, internal controls, compliance with the law or business ethics.

                               AHL SERVICES, INC.
                                     PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 10, 2001

    The undersigned hereby appoints Edwin R. Mellett and Ronald J. Domanico, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of AHL Services, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders or any adjournment of the meeting. The Annual Meeting of Shareholders will be held on Thursday, May 10, 2001, at 9:00 A.M., local time, at the JW Marriott Hotel, 3300 Lenox Road, N.E., Atlanta, Georgia 30326.

    This appointment relates to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement upon any of the business that may properly come before the meeting or adjournment of the meeting. By signing this Proxy, the undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

    The proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment of the meeting.

1. To elect two directors to serve until the 2004 Annual Meeting of Shareholders, to elect one director to serve until the 2003 Annual Meeting of Shareholders, and to elect one director to serve until the 2002 Annual Meeting of Shareholders:

        [ ] FOR the nominees listed                           [ ] WITHHOLD AUTHORITY to vote for the nominees
                                                                                     listed
         To serve until the 2004 Annual Meeting of Shareholders: Edwin R. Mellett, John W. Ward
         To serve until the 2003 Annual Meeting of Shareholders: Thomas J. Marano
         To serve until the 2002 Annual Meeting of Shareholders: Ronald J. Domanico

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

                 (Continued and to be signed on the other side)

                          (Continued from other side)

  2. To approve the Performance Bonus Program for Frank A. Argenbright, Jr.:

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

  3. To ratify appointment of Arthur Andersen LLP as our independent public accountants:

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" THE ABOVE-STATED PROPOSALS.

                                                              Date:                                 , 2001
                                                                      ---------------------------
                                                              ---------------------------------------
                                                              Please sign exactly as your name or names
                                                              appear hereon. For more than one owner as
                                                              shown above, each should sign. When signing
                                                              in a fiduciary or representative capacity,
                                                              please give full title. If this proxy is
                                                              submitted by a corporation, it should be
                                                              executed in the full corporate name by a
                                                              duly authorized officer; if a partnership,
                                                              please sign in partnership name by
                                                              authorized person.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 10, 2001. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.